Exhibit 23

Consent and Report on Schedule of Independent Registered Public Accounting Firm

The Board of Directors

The Cooper Companies; Inc.:

The audits referred to in our report dated December 16, 2011, with respect to the consolidated financial statements of The Cooper Companies, Inc. and subsidiaries included the related financial statement schedules as of October 31, 2011, and for each of the years in the three-year period ended October 31, 2011, included in the registration statement. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole; present fairly in all material respects the information set forth therein.

We consent to the use of our reports with respect to the consolidated financial statements and all related financial statement schedules, and the effectiveness of internal control over financial reporting included herein and to the reference to our firm under the heading “Experts” in the prospectus.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-22417, 333-108066, 333-25051, 333-27639, 333-34206, 333-40431, 333-48152, and 333-80795) on Form S-3 and Registration Statements (Nos. 333-10997, 333-58839, 333-174682, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719, 333-133720, 333-143338, and 333-158892) on Form S-8 of the Company of our report dated October, 31, 2011, with respect to the Consolidated balance sheets of the Company as of December 16, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2011, which report appears in the October 31, 2011 annual report on Form 10-K of the Company.

/s/ KPMG LLP

San Francisco, California

December 16, 2011